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                                                                   Exhibit 3.105

                   [restated electronically for SEC purposes]

                            CERTIFICATE OF FORMATION
                                       OF
                          OPRYLAND HOTEL NASHVILLE, LLC

         This Certificate of Formation of Opryland Hotel Nashville, LLC (the "Company"), dated as of November 27, 2000, has been duly executed and is being filed by Melissa K. Stubenberg, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.
Section 18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is Opryland Hotel Nashville, LLC.

         SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Melissa K. Stubenberg
                                        -------------------------
                                        Melissa K. Stubenberg, Authorized Person